EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name	Percentage Ownership		Jurisdiction of Incorporation

Summit Family Restaurants Inc.	100%		Delaware
HTB Restaurants, Inc.	100%	(1)	Delaware
Star Buffet, Inc.	100%		Delaware
Northstar Buffet, Inc.	100%		Delaware
Star Buffet Management, Inc.	100%		Delaware
Starlite Holdings, Inc.	100%		Delaware
StarTexas, Inc.	100%		Texas
SBI Leasing, Inc.	100%		Delaware
Florida Buffet Holdings, Inc.	100%		Delaware
JB's Star Holdings, Inc.	100%		Delaware
4B's Holdings, Inc.	100%		Delaware
Sizzlin Star, Inc.	100%		Delaware
KB's Star Holdings, Inc.	100%		Delaware
Starts, Inc.	100%		Delaware
Payroll Services, Inc.	100%		Delaware
Starts CC, Inc.	100%		Delaware
JJ Restaurants, Inc.	100%		Delaware
SBI Settlement, Inc.	100%		Delaware
Barn Restaurants, Inc.	100%		Delaware
Casa Bonita Denver, Inc.	100%		Delaware
Casa Bonita Tulsa, Inc.	100%		Delaware
HTAF, INC.	100%		Delaware
JB's Acquisition Corp	100%		Delaware
Glacier REV, Inc.	100%		Delaware
Big Rock Café	100%		Utah
Southern Barns, Inc.	100%		Delaware
Dillon Mt Bev, Inc.	100%		Delaware
4B's Management, Inc	100%		Delaware
Rocky Mountain JB's, Inc.	100%		Delaware

(1) Subsidiary of Summit Family Restaurants Inc.